American Financial Group, Inc. Increases Annual Dividend by 12.8%
▪ Eighth consecutive year of dividend increases

Cincinnati, Ohio – August 22, 2013 – American Financial Group, Inc. (NYSE/NASDAQ: AFG) announced that its Board of Directors has approved an increase in the Company's annual dividend from $0.78 to $0.88 per share of common stock. The increased dividend, when declared, will be paid on a quarterly basis of $0.22 per share of common stock beginning in October 2013. The new dividend rate represents a 12.8% increase over the annual rate paid thus far in 2013. The Company has increased its dividend in each of the last eight years.  Craig Lindner and Carl Lindner III, AFG's Co-Chief Executive Officers, stated that, "We are pleased to increase the annual dividend paid to our shareholders by 10 cents per share.  This increase reflects our confidence in the Company's financial condition and liquidity, and its prospects for long-term growth."

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio with assets in excess of $35 billion. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of fixed and fixed-indexed annuities in the retail, financial institutions and education markets. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company’s expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; expected losses and the adequacy of reserves for long-term care, asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad; performance of securities markets; AFG’s ability to estimate accurately the likelihood, magnitude and timing of any losses in connection with investments in the non-agency residential mortgage market; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio; the availability of capital; regulatory actions (including changes in statutory accounting rules); changes in the legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities

(including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims and AFG’s run-off long-term care business; availability of reinsurance and ability of reinsurers to pay their obligations; the unpredictability of possible future litigation if certain settlements of current litigation do not become effective; trends in persistency, mortality and morbidity; competitive pressures, including those in the annuity distribution channels, the ability to obtain adequate rates and policy terms; changes in AFG’s credit ratings or the financial strength ratings assigned by major ratings agencies to our operating subsidiaries; and other factors identified in our filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:	Diane P. Weidner Asst. Vice President - Investor Relations (513) 369-5713	Websites: www.AFGinc.com www.GreatAmericanInsuranceGroup.com

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